SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

THE MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No. )

7000 Midland Boulevard, Amelia, Ohio 45102-2607

(Address of principal executive offices) (Zip Code)

(513) 943-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2007, The Midland Company, an Ohio corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), among Munich-American Holding Corporation, a Delaware corporation (“Parent”), and Monument Corporation, an Ohio corporation and wholly owned subsidiary of Parent (“Merger Sub”).

Merger Agreement

The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger. At the effective time of the Merger, each common share, no par value per share, of the Company (other than shares owned by the Company, Parent and Merger Sub) will be converted into the right to receive $65.00 in cash, without interest. Each Company stock option and other share purchase rights outstanding at the time of the closing will be cancelled in the Merger and the holder thereof will be entitled to an amount of cash, without interest, equal to the difference between $65.00 and the exercise price of such stock option or purchase right.

The Merger is subject to the approval of a majority of the Company’s outstanding shares. Certain shareholders of the Company have agreed to vote all of their shares in favor of the Merger pursuant to a Voting Agreement. In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other regulatory laws applicable to the Merger, including state insurance laws and regulation, as well as other customary closing conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay Parent a termination fee of $40 million. The Voting Agreement also terminates in certain circumstances, including the termination of the Merger Agreement.

The Board of Directors of the Company unanimously approved the Agreement following the recommendation and approval of a special committee comprised of directors of the Company who are independent of management (the “Special Committee”).

Concurrently with the execution of the Merger Agreement, each of John I. Von Lehman, the Company’s Secretary and Paul T. Brizzolara executed Letter Agreements (the “Letter Agreements”). The Letter Agreements are filed herewith as exhibits and contemplate services that Mr. Von Lehman and Mr. Brizzolara shall provide the Company in connection with the Merger on the terms and conditions specified therein.

The Merger Agreement, and the description thereof contained herein, has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Copies of the Merger Agreement, Voting Agreement and Letter Agreements are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Merger Agreement, Voting Agreement and Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, Voting Agreement and Letter Agreements.

Cautionary Notice Regarding Forward Looking Statements

Certain statements in this press release contain forward-looking statements, including statements relating to the expected timing, completion and effects of the proposed merger. Forward-looking statements are statements other than historical information or statements of current condition. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by Midland or Munich Re may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” or the negative versions of those words and similar expressions, and by the context in which they are used. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Midland may be unable to obtain shareholder approval required for the transaction; (2) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Midland or Munich Re or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the business of Midland or Munich Re may suffer as a result of uncertainty surrounding the transaction; and (5) Midland or Munich Re may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause Midland’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in Midland’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our proposed merger, business, financial condition and/or operating results. For a further discussion of these and other risks and uncertainties affecting Midland, see Midland’s website at www.midlandcompany.com. Midland and Munich Re undertake no obligation to update any forward-looking statements, whether as a result of new information or circumstances, future events (whether anticipated or unanticipated) or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Important Merger Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Midland by Munich Re. In connection with the proposed acquisition, Midland intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and Midland intends to file other relevant materials with the SEC. Shareholders of Midland are urged to read all relevant documents filed with the SEC when they become available, including Midland’s proxy statement, because they will contain important information about the proposed transaction, Midland and Munich Re. A definitive proxy statement will be sent to holders of Midland stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Midland.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Midland shareholders may obtain free copies of the documents filed with the SEC when available by contacting Midland’s Chief Financial Officer, Todd Gray, at 513-943-7100.

Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Midland or Munich Re with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Munich Re and its directors and executive officers, and Midland and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Midland common stock in respect of the proposed transaction. Information about the directors and executive officers of Midland is set forth in Midland’ s proxy statement which was filed with the SEC on March 23, 2007. Investors may obtain additional information regarding the interest of Munich Re and its directors and executive officers, and Midland and its directors and executive officers in the proposed transaction by reading the proxy statement regarding the acquisition when it becomes available.

Item 3.03	Material Modification to Rights of Security Holders.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On October 17, 2007, the Company issued a press release announcing the signing of the Merger Agreement and various communications relating to the Merger, copies of which are filed as Exhibits 99.2 and 99.3 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 16, 2007, among the Company, Parent and Merger Sub*

10.1	Letter Agreement dated as of October 16, 2007 between the Company and John I. Von Lehman

10.2	Letter Agreement dated as of October 16, 2007 between the Company and Paul T. Brizzolara

99.1	Voting Agreement dated as of October 16, 2007 entered into among Parent and certain shareholders of the Company

99.2	Press Release dated October 17, 2007

99.3	Internal and External Communication Materials

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Midland agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY

Date: October 17, 2007	By:	/s/ W. Todd Gray
W. Todd Gray
Executive Vice President and Chief Financial Officer